UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

California	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On August 5, 2015, First Foundation Inc. (the “Company”) and its wholly-owned subsidiary, First Foundation Bank (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the underwriters identified in the Underwriting Agreement, to issue and sell 6,233,766 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $19.25 per share in a firm commitment, underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriters a 30-day option to purchase up to an additional 935,065 shares of Common Stock to cover over-allotments, if any. The underwriting discounts and commissions are $0.991 per share for shares sold in the Offering other than pursuant to the directed share program established in connection with the Offering. The underwriting discounts and commissions are $0.289 per share for shares sold in the Offering through the directed share program. The net proceeds of the Offering, after underwriting discounts and expenses, and assuming the underwriters do not exercise the over-allotment option, will be approximately $113.7 million. The Offering is expected to close on or about August 12, 2015, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties to the Underwriting Agreement as of the date of entering into the Underwriting Agreement. These representations, warranties and covenants are not made to or for the benefit of investors and cannot be relied upon by the same, and they should not be read to be factual information about the Company or the Bank. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements with the representative of the underwriters providing for a 180-day “lock-up” period with respect to sales of, and other similar transactions involving shares of Common Stock and other specified securities, subject to certain exceptions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-205431) which became effective on July 20, 2015 (the “Registration Statement”). The offer and sale of the shares of Common Stock are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement to be filed by the Company pursuant to Rule 424(b) of the Securities Act. In connection with the issuance of the Common Stock, Sheppard Mullin Richter & Hampton LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 8.01 Other Events

On August 6, 2015, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

99.1	Press Release dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	FIRST FOUNDATION INC.

	By:	/s/ JOHN M. MICHEL
	Name:	John M. Michel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

99.1	Press Release dated August 6, 2015